EXHIBIT (5)(a)

FORM OF APPLICATION

Transamerica Principium II Variable Annuity Application

For use in all states except Florida, Massachusetts, New Jersey, Oregon and Texas

Mail the application and a check to:
Transamerica Life Insurance Company

Mailing Address:
4333 Edgewood Road NE
Cedar Rapids, IA 52499
Telephone: (800) 525-6205

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Fraud and Disclosure Statements

For Applicants in AR, LA, ME, NM, OH, OK, TN, WV

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in AZ

Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for any reason you are not satisfied with the contract, you may return it within thirty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any amounts allocated to any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

For Applicants in CO

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in DC

WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in KY

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For Applicants in PA

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in VA

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

For Applicants in WA

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election.

Must be returned with Completed Application

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Transamerica Principium II Variable Annuity

Home Office:	Cedar Rapids, IA
Mailing Address:	Transamerica Life Insurance Company
4333 Edgewood Road NE, Cedar Rapids, IA 52499
Telephone:	(800) 525-6205

1. ANNUITANT

Full Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Telephone:	E-mail Address:

Sex:	☐ Male	Citizenship:	☐ U.S. Citizen	☐ Non-U.S.Citizen (Country of Citizenship: )

	☐ Female			Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

*	Residential Address must be completed and cannot be a P.O. Box.

2. OWNERSHIP

A. PRIMARY OWNER

☐ Same as Annuitant	Linking Number (if applicable):

Full Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Telephone:	E-mail Address:

Sex:	☐ Male	Citizenship:	☐ U.S. Citizen	☐ Non-U.S.Citizen (Country of Citizenship: )

	☐ Female			Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

B. JOINT OWNER (if applicable)

Relationship to Primary Owner:

Full Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Telephone:	E-mail Address:

Sex:	☐ Male	Citizenship:	☐ U.S. Citizen	☐ Non-U.S.Citizen (Country of Citizenship: )

	☐ Female			Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

*	Residential Address must be completed and cannot be a P.O. Box.

A Trustee Certification Form is required if a Trust is named as Owner.

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3. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach a separate sheet)

Full Name:

Relationship:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Sex:	☐ Male	☐ Female	☐ Primary	☐ Contingent %

Full Name:

Relationship:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Sex:	☐ Male	☐ Female	☐ Primary	☐ Contingent %

Full Name:

Relationship:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Sex:	☐ Male	☐ Female	☐ Primary	☐ Contingent %

Beneficiary designation(s) must total 100%.

A Trustee Certification Form is required if a Trust is named as Beneficiary.

4. INITIAL PURCHASE PAYMENT

☐	Check/Wire Enclosed $

☐	Carrier to request release of funds $

☐	Agent/Client to request release of funds $

5. NON-QUALIFIED INFORMATION

☐	New Money

☐	1035 Exchange

☐	CD/Mutual Fund Liquidation

6. QUALIFIED INFORMATION

☐  IRA    ☐  Roth IRA    ☐  SEP/IRA    ☐  403(b)    ☐  Other

Source of Funds:

☐	New Money: Tax Year (Defaults to Current Calendar Year)

☐	Trustee to Trustee Transfer

☐	Rollover From:

☐	IRA

☐	ROTH IRA - Date first established

☐	SEP/IRA

☐	403(b)

☐	Converted ROTH - Date of conversion

☐	Other

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7. GUARANTEED DEATH BENEFITS

If no option is specified, the Policy Value Death Benefit will apply. (For MD applicants, the Return of Premium Death Benefit will apply.) Your selection cannot be changed after the policy has been issued.

The Living/Withdrawal Benefit Rider(s) in Section 8 are not available if you have chosen the Double Enhanced Death Benefit.

☐	Policy Value Death Benefit (Issue Ages: 0 to 90)

☐	Return of Premium Death Benefit (Issue Ages: 0 to 90)

☐	Annual Step-Up Death Benefit (Issue Ages: 0 to 75)

☐	Double Enhanced Death Benefit (Issue Ages: 0 to 75)

Additional Death Benefit Rider(s) - only one Additional Death Benefit can be elected:

☐	Additional Death Distribution + (Issue Ages: 0 to 75) - Not available in WA

☐	Additional Death Distribution (Issue Ages: 0 to 80) - Not available in WA

8. AVAILABLE LIVING/WITHDRAWAL BENEFIT RIDERS

For the description and applicable fees for the rider(s) listed below, check the prospectus. If a rider is not selected, it will not apply. Only one Living/Withdrawal Benefit can be elected.

☐	Retirement Income Choice Rider (Issue Ages: 0 to 85)

☐	Single

☐	Joint (Joint Owner in Section 2B or Sole Beneficiary in Section 3 must be a spouse).

Additional Retirement Income Choice Rider options (more than one option may be selected):

☐	Death Benefit

☐	Income Enhancement - Not available in CT

☐	Guaranteed Principal Solution Rider (Issue Ages: 0 to 80)

9. OTHER AVAILABLE RIDERS

For the description and applicable fees for the rider(s) listed below, check the prospectus. If a rider is not selected, it will not apply.

☐	Access Rider (Issue Ages: 0 to 90)

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10. PORTFOLIO INVESTMENT STRATEGY

☐	Immediate Investment (Future Premium Allocations will be invested in this manner unless otherwise specified.) I elect to allocate 100% of my contributions according to the percentage(s) listed in the Initial Allocation Percentage column (Section 12). For CA Residents age 60 and over, please include the Immediate Investment Form.

☐	Dollar Cost Averaging (DCA) Program - I elect to allocate 100% of my contributions according to the percentage(s) listed in “Dollar Cost Averaging Program” (Section 11) into the DCA Allocation Percentage column (Section 12).

☐	Combined: Immediate Investment and DCA Program - Please complete Section 11 and Section 12.

    .0% Initial Investment Portion     .0% DCA Program Portion

11. DOLLAR COST AVERAGING PROGRAM

There is a minimum of $500 for each DCA Transfer. The minimum length for a DCA Program is six (6) months.

Transfer from:

☐	DCA Fixed Account

☐	TA Money Market VP

☐	TA U.S. Government Securities VP

Frequency: *	Number of Transfers: *

☐ Monthly ☐ Quarterly	☐ 4	☐ 6	☐ 8	☐ 12	☐ 24	☐ Other:
* Washington applicants must choose the Monthly DCA frequency with six (6) transfers.

12. IMMEDIATE INVESTMENT/COMBINED ALLOCATION

Allocations must be entered in whole percentages. For all funds listed in Section 12, the Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%.

Initial %	DCA %		Initial %	DCA %
(Required)	(Optional)		(Required)	(Optional)
Fixed Accounts: (1)
.0%	.0%	1 Year Fixed Guaranteed Period Option	.0%	.0%	3 Year Fixed Guaranteed Period Option
.0%	.0%	5 Year Fixed Guaranteed Period Option	.0%	.0%	7 Year Fixed Guaranteed Period Option

Designated Sub-Accounts:

.0%	N/A.0%	Initial Investment for DCA Program
.0%	.0%	TA Index 50 VP	.0%	.0%	TA Index 75 VP
.0%	.0%	TA Money Market VP	.0%	.0%	TA PIMCO Total Return VP
.0%	.0%	TA U.S. Government Securities VP	100%	100%

(1)	Guaranteed Period Option premium limits may apply.

Only the 1 year Guaranteed Period is available in the following states: CT, MN, PA, VT, VA

Guaranteed Period Options are not available in the following states: AL, KY, MD, WA

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13. ASSET REBALANCING

Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one fund must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in “Immediate Investment Allocation,” please complete the Optional Services Form.

I elect Asset Rebalancing:    ☐  No    ☐  Yes

Rebalance the variable subaccounts according to my Immediate Investment Allocation using the frequency indicated below.

☐  Monthly    ☐  Quarterly    ☐  Semi-Annually    ☐  Annually

14. REPLACEMENT INFORMATION

All questions in this section must be answered.

A. Do you have any existing annuity policies or life insurance contracts?

☐	No

☐	Yes

B. Will this annuity replace or change any existing annuity or life insurance?

☐	No

☐	Yes (Complete the following information.)

Company:

Policy #:

15. APPLICANT INFORMATION

☐	Check here if you want to be sent a copy of “Statement of Additional Information.”

A. Did the agent or registered representative present and leave the applicant sales material?

☐	No

☐	Yes

B. For applicants in North Carolina:

Do you believe the selected policy will meet your retirement needs and financial objectives?

☐	No

☐	Yes

Are your other investments and savings adequate to meet planned expenses and possible financial emergencies without need to liquidate this product and possibly incur a penalty?

☐	No

☐	Yes

Do you believe that the selected policy is appropriate for your tax status and meets your tax objectives?

☐	No

☐	Yes

Do you understand that you bear the entire investment risk for all amounts you put in the separate account?

☐	No

☐	Yes

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16. TELEPHONE AUTHORIZATION

Please complete this section to authorize you and/or your Agent of record to make transfer requests via our recorded telephone line or internet. If no option is selected, the authorization will default to the Owner(s).

☐  Owner(s) Only     ☐  Owner(s) and Owner’s Agent of record

17. SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

•

Unless I have notified the Company of a community or marital property interest in this contract, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I am in receipt of a current prospectus for this variable annuity.

•	I am in receipt of the privacy notice.

•

This application is subject to acceptance by Transamerica Life Insurance Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•

For Applicants in all states except AL, CT, KY, MD, MN, PA, VT, VA, WA - When funds are allocated to the Fixed Accounts in Section 12, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

•	Connecticut Applicants- An illustration has been provided showing the minimum interest rate percentage applicable to the Fixed Account and I have reviewed it.

The fixed account of this policy guarantees a minimum interest percentage of 1.50. This rate may be lower than the required interest rate for calculating minimum surrender values. Read your contract carefully.

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

I have read the Fraud and Disclosure Statements listed on page 2 of this application.

Account values when allocated to any of the subaccounts in Section 12 are not guaranteed as to fixed dollar amount.

Signed at:
	City	State

Date:

• Owner(s) Signature:	X

• Joint Owner(s) Signature:	X

• Annuitant Signature (if not Owner):	X

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18. REPRESENTATIVE/AGENT INFORMATION

A. Does the applicant have any existing annuity policies or life insurance contracts?

☐	No

☐	Yes

B. Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

☐	No

☐	Yes

C. Did you present and leave the applicant insurer-approved sales material?

☐	No

☐	Yes

REMINDER - If applicable, submit the appropriate state replacement form(s) if the Applicant’s state has Replacement Regulations.

For Connecticut Applicants - I have provided an illustration showing the minimum interest rate percentage applicable to the Fixed Account and reviewed it with the Applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

#1: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

• Signature:	X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

Firm Name:

Firm Address:

#2: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

• Signature:	X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

For Representative/Agent Use Only - Contact your home office for program information.

☐	Option A (not available with the Access Rider)

☐	Option B

☐	Option C

(Once selected, program cannot be changed)

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